UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, California, 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2010, Pharmacopeia, LLC (“Pharmacopeia”), a wholly owned subsidiary of Ligand Pharmaceuticals Incorporated (“Ligand”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Wyeth LLC (“Wyeth”), a wholly owned subsidiary of Pfizer Inc. Under the Asset Purchase Agreement, Pharmacopeia sold to Wyeth specified compounds, patents, protocols, data and know-how relating to Pharmacopeia’s JAK-3 program that was being developed under the Research and License Agreement that Pharmacopeia and Wyeth had previously entered into on December 22, 2006, and amended on September 1, 2009 (the “Collaboration Agreement”). The Asset Purchase Agreement has the effect of terminating the Collaboration Agreement as of the effective date of the Asset Purchase Agreement. Wyeth agreed to pay an aggregate purchase price of $3,000,000 to Pharmacopeia in two installments.

The first installment of the purchase price in the amount of $2,000,000 is due within ten days after the receipt by Wyeth of an invoice from Pharmacopeia. The second installment of $1,000,000 is due within ten days after the receipt by Wyeth of an invoice from Pharmacopeia following the later of (1) 30 days after the date of the Asset Purchase Agreement or (2) receipt by Wyeth of true, correct and complete copies of all assignments of inventions relating to the purchased assets and written evidence that all such assignments of inventions have been filed with the Unites States Patent and Trademark Office.

The Asset Purchase Agreement contains a non-exclusive, irrevocable, royalty-free, perpetual, worldwide license, with the right to sublicense, under the intellectual property sold to Wyeth for Pharmacopeia and its affiliates to continue the development and commercialization of defined compounds. The Asset Purchase Agreement also contains a covenant not to sue by Pharmacopeia and Ligand. Ligand also jointly and severally (with Pharmacopeia) indemnifies Wyeth for indemnification obligations under the Asset Purchase Agreement.

The Asset Purchase Agreement contains a mutual release of all past claims as well as a worldwide non-competition covenant that is applicable to Pharmacopeia for three years with respect to JAK-3 Kinase Inhibitor compounds, patent rights, know-how and licensing, provided, however, that Pharmacopeia retains the right to develop and commercialize defined compounds for non-human use or for topical uses for skin and eye diseases in humans. The Asset Purchase Agreement also contains confidentiality provisions.

The foregoing summary of the material terms of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which Ligand intends to file with its Quarterly Report on Form 10-Q for the quarter ending September 30, 2010.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 above with respect to the Collaboration Agreement is incorporated by reference into this Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: August 4, 2010	By:	/S/ CHARLES S. BERKMAN
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary